Exhibit 99.1

MEDIVATION SETS RECORD DATE FOR SANOFI’S PROPOSED CONSENT SOLICITATION

SAN FRANCISCO, CA – June 1, 2016 – Medivation, Inc. (NASDAQ: MDVN) today confirmed that it has received a request from Sanofi to establish a record date to determine which of the Company’s stockholders are eligible to participate in the proposed solicitation of written consents by Sanofi (the “Sanofi Consent Solicitation”). In accordance with that request, the Company’s Board of Directors has set the close of business on June 1, 2016 as the record date for the Sanofi Consent Solicitation.

The solicitation of consent forms is not permitted prior to the clearance of solicitation materials by the Securities and Exchange Commission. Following SEC clearance of Sanofi’s consent solicitation statement, Medivation stockholders of record as of June 1, 2016 are eligible to submit consents or consent revocations.

Evercore and J.P. Morgan are serving as financial advisors to Medivation, and Wachtell, Lipton, Rosen & Katz and Cooley LLP are acting as legal counsel.

About Medivation, Inc.

Medivation, Inc. is a biopharmaceutical company focused on the development and commercialization of medically innovative therapies to treat serious diseases for which there are limited treatment options. Medivation aims to transform the treatment of these diseases and offer hope to critically ill patients and their families. For more information, please visit us at http://www.medivation.com.

Forward-Looking Statements

Forward-looking statements are made throughout this press release. The forward-looking statements in this press release include, but are not limited to, statements regarding Medivation’s strategy, plans, initiatives and anticipated financial performance, expected clinical and regulatory developments and the potential for XTANDI and Medivation’s pipeline assets and how they will drive growth for Medivation, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may also be identified by words such as “believes,” “should,” “potential,” “suggest” or similar expressions. All forward-looking statement are subject to risks and uncertainties which may cause actual results to differ significantly from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, general economic conditions, Medivation’s dependence on its collaboration relationship with Astellas to support the continued commercialization of XTANDI® (enzalutamide) capsules despite increasing competitive, reimbursement and economic challenges; risks that unexpected adverse events could impact sales of XTANDI; the inherent uncertainty associated with the regulatory approval process; and other risks detailed in Medivation’s filings with the Securities and Exchange Commission, or SEC, including its annual report on Form 10-K for the year ended December 31, 2015, which was filed on February 26, 2016, and its latest Quarterly Report on Form 10-Q. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this press release. Medivation disclaims any obligation or undertaking to update, supplement or revise any forward-looking statements contained in this press release.

Additional Information

This press release is neither an offer to buy nor a solicitation of an offer to sell any securities of Medivation. No tender offer for the shares of Medivation has commenced at this time. In connection with its proposed transaction, Sanofi has filed a preliminary consent solicitation statement with the SEC and may file tender offer or other documents with the SEC. Medivation has filed a preliminary Consent Revocation Statement with the SEC. Stockholders may obtain the preliminary Consent Revocation Statement (including any amendments or supplements thereto) and any related materials, free of charge, at the website of the SEC at www.sec.gov, and from any solicitation agent named in the consent revocation materials. Medivation will furnish a definitive Consent Revocation Statement to its stockholders together with a GREEN consent revocation card when available. Stockholders may also obtain, at no charge, any such documents filed with or furnished to the SEC by Medivation under the “SEC Filings” tab in the “Investor Relations” section of Medivation’s website at www.medivation.com. Stockholders are advised to read the Consent Revocation Statement (including any amendments or supplements thereto), as well as any other documents relating to the consent solicitation that are filed with the SEC, carefully and in their entirety prior to making any decisions because these documents will contain important information.

Certain Information Regarding Participants

Medivation, its directors and certain of its executive officers may be deemed to be participants in the solicitation of revocations in connection with Sanofi’s consent solicitation. Information regarding the identity of these participants and their direct or indirect interests, by shareholdings or otherwise, is set forth in the preliminary Consent Revocation Statement filed with the SEC in connection with the consent solicitation. Information regarding the names of Medivation’s directors and executive officers and their respective interests in Medivation by security holdings or otherwise is also set forth in Medivation’s proxy statement for the 2016 Annual Meeting of Shareholders, filed with the SEC on April 28, 2016. Additional information can also be found in Medivation’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 26, 2016, and in Medivation’s latest Quarterly Report on Form 10-Q.

Contacts:

Investors

Medivation, Inc.

Anne Bowdidge, 650-218-6900

or

Additional Investor Contact

MacKenzie Partners, Inc.

Dan Burch/Bob Marese, 212-929-5500

or

Media

Sard Verbinnen & Co

Ron Low/Meghan Gavigan, 415-618-8750

or

Michael Henson, +44 (0) 20 3178 8914